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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-62891 and No. 333-86161) of Amkor Technology, Inc. of our following reports which appear in the Annual Report on Form 10-K of Amkor Technology, Inc.:

     - dated February 28, 2000 relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiaries;

     - dated January 15, 2000 relating to the financial statements of the Amkor Technology Korea, Inc.

/s/ Samil Accounting Corporation

Seoul, Korea
March 27, 2000